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                                                                     EXHIBIT 8.1

                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                              75 East 55th Street
                               New York, NY 10022

July 25, 2003

Ingles Markets, Incorporated
2913 U.S. Highway 70 West
Black Mountain, NC 28711

Re:      Ingles Markets, Incorporated - Registration Statement on Form S-4

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-4 (the "Registration Statement") to be filed by Ingles Markets, Incorporated, a North Carolina corporation (the "Issuer"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offer to exchange (the "Exchange Offer") by the Issuer the 8 7/8% Senior Subordinated Notes due 2011 registered under the Securities Act of 1933 (the "Notes") for any and all outstanding 8 7/8% Senior Subordinated Notes due 2011 issued on May 29, 2003. Capitalized terms used herein that are not separately defined shall have the meanings assigned to them in the Registration Statement.

We have examined the Registration Statement and such other documents as we have deemed necessary and appropriate to render our opinion expressed below. In our examination of such material, we have relied upon the current and continued accuracy of the factual matters we have considered, and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all copies of documents submitted to us. We assume that all transactions relating to the exchange pursuant to the Exchange Offer will be carried out in accordance with the terms of the governing documents without any amendments thereto or waiver of any terms thereof, and that such documents represent the entire agreement of the parties thereto.

Based upon and subject to the foregoing, and consideration of applicable law, the discussion set forth under the caption "Material United States Federal Income Tax Considerations" in the Registration Statement, subject to the limitations described therein, constitutes our opinion with respect to the material United States federal income tax consequences of the Exchange Offer relevant to United States Holders, and the ownership and disposition of the Notes relevant to United States Holders and, in certain circumstances, Non-United States Holders. Our opinion is based on United States federal income tax laws, Treasury regulations, Internal Revenue Service ("IRS") rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change,

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Ingles Markets, Incorporated
July 25, 2003
Page 2


possibly with retroactive effect, or different interpretations, and we do not undertake to update or supplement this letter to reflect any such changes.

No opinion is expressed on any matters other than those specifically referred to herein. The opinion expressed herein is for your benefit and may not be relied upon for any other purpose or in any manner by any other person.

The opinion set forth in this letter has no binding effect on the IRS or the courts of the United States. We have not sought and will not seek any rulings from the IRS with respect to any matters referred to herein. No assurance can be given that, if the matter were contested, the IRS or a court would agree with the opinion set forth in this letter.

We hereby consent to being named as counsel to the Issuer in the Registration Statement, to the reference therein to our firm under the caption "Material United States Federal Income Tax Considerations," and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/ Paul, Hastings, Janofsky & Walker LLP
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Paul, Hastings, Janofsky & Walker LLP